U.S. SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 30, 2003

                                   eClic, Inc.
           ------------------------------------------------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   Nevada               0-26181        86-0931332
       ----------------------------  -----------   -----------------
       (State or other jurisdiction  (Commission   (I.R.S. Employer
             of incorporation)       File Number)   Identification)

          8455 W. Sahara, Suite 130, Las Vegas, NV       89117
       ---------------------------------------------   ----------
         (Address of principal executive offices)      (Zip Code)

   Registrant's telephone number, including area code: (888) 971-1336
                                                       --------------

                                NOT APPLICABLE
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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Item 1.  Change in Control of Registrant

On December 30, 2003, the Board of Directors authorized the issuance of 10,000,000 restricted shares of common stock, par value $0.001, in exchange for $10,000 cash to further capitalize the Company. These shares were purchased by Evagelina Esparza Barrza, a Mexican attorney. Through the purchase of these restricted shares, she subsequently took control of the Company. These newly issued shares will not be registered under the Securities Act of 1933, as amended (the "Act") and are to be issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, on the basis that the transaction does not involve a public offering.

Evagelina Esparza Barrza, will replace the Company's founder Justine M. Daniels as Director and Chief Executive Officer of the Company. As reported in the Company's Current Report, filed August 19, 2003, with the U.S. Securities and Exchange Commission, Mr. Lee Daniels, father of deceased founder the Company, Justine M. Daniels was appointed as executor of her estate. Mr. Daniels does not desire to manage this Company; and, he has subsequently resigned from any obligations to the Company. Pursuant to Nevada Corporate law, NRS 78.335(5), Evagelina Esparza Barrza will fill this board vacancy. She will hold office for the unexpired term of her predecessor and/or until her successor(s) are elected and qualified. Mrs. Barrza has been appointed to the position as Chief Executive Officer,

Since the Company has been inactive since the death of its founder, and under capitalized, Mrs. Evagelina Esparza Barrza, decided to invest in the Company. Through her legal contacts as a Mexican attorney, she hopes to help the Company find an acquisition or merger candidate.


The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by eClic) at December 31, 2003, by (i) each person known by eClic to be the beneficial owner of more than five percent (5%) of eClic's outstanding shares of Common Stock, (ii) each director of eClic, (iii) the executive officers of eClic, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of eClic.

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


TITLE OF    NAME OF BENEFICIAL               SHARES OF          PERCENT OF
CLASS       OWNER AND POSITION               COMMON STOCK       CLASS(1)
---------------------------------------------------------------------------
Common      Evagelina Esparza Barrza(2)      10,000,000         86.8%
            Director/CEO

Common      Skyelan Rose(3)                           0            0%
            Director/Secretary

Common      Estate of Justine M. Daniels(4)   1,000,000          8.6%

                                         -----------------------------
DIRECTORS AND OFFICERS
AS A GROUP (2 persons)                       11,000,000         95.4%


(1)  Percentages are based on 11,515,000 issued and outstanding shares.

(2) Evagelina Esparza Barrza, Ignacio Zaragoza No. 3, Apartado No. 44, Tijuana, B.C., 22000 Mexico

(3)  Skyelan Rose, 8455 W. Sahara, Suite 130, Las Vegas, NV  89117.

(4) c/o Mr. Lee Daniels, executor for the Estate of Justine M. Daniels 3424 W. St. John Rd., Phoenix, AZ 85053.


The following is a biographical summary of the directors and officers of the Company:


Evagelina Esparza Barrza, Director, CEO
(Director since December 30, 2003)
---------------------------------------

Evagelina Esparza Barrza, 64, originally began her career as a general nurse in Public Health. She worked in this position for 35 years with the Secretaria de Salubrid y Assistencia in Torreon, Coahuila, Mexico. She subsequently attended law school at Universidad Autonoma de Coahuila, Mexico for six years and graduated from law school in 1992. For the past 11 years, she has been working as a licensed attorney in Mexico.


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Mrs. Evagelina Esparza Barrza has assisted numerous firms and individuals in managing their affairs through both the good and the bad times. Her experience ranges from project management teams to demonstrating a successful management consulting practice. Her domestic and international experience, contacts, negotiating and management skills have been met and accomplished the short and long-term goals of her clients. Mrs. Barrza specializes in project management, health care; personnel; and management consulting of operated & non-operated properties and project construction. Her experience in making appropriate recommendations and decisions is demonstrated through the success of her consulting and law practice.


Skyelan Rose, Director and Corporate Secretary
(Director since March 1, 1999 - Inception)
----------------------------------------------

Skyelan Rose, 44, was born in North Island, California. She attended the University of Utah and University of California, Berkeley. She has eight years experience in marketing and sales with the hotel industry. She spent two of those eight years as Director of Marketing/Sales for Holiday Inn, Arizona Region. She is currently an Event Planner for the Arizona Room of America OnLine. She is former Corporate Secretary for Ionosphere, Inc., a publicly traded company listed on the OTC Bulletin Board. This was a consulting company engaged in the restaurant/nightclub business. She is a former Corporate Secretary for both Barrington Laboratories, Inc., a Nevada Corporation, and Boppers Holdings, Inc., a Nevada Corporation. She has developed a number of Web sites for other companies, and has experience with various computer applications.


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              eClic, Inc.
                                          -------------------
                                              Registrant


Date:    December 31, 2003                  By: /s/ Skyelan Rose
                                           --------------------------
                                                    Skyelan Rose
                                                    Director
                                                    Corporate Secretary



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